Exhibit 4.1

CAARY CAPITAL LTD.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO SUBSCRIBER

1.	All subscribers must complete all the information in the boxes on page 2 and sign where indicated.

2.	All subscribers in Canada must complete and sign Exhibit A “General Investor Questionnaire” attached hereto. The purpose of the form is to determine whether you meet the standards for participation in a private placement under applicable Canadian securities law, specifically under the prospectus exemptions set out in National Instrument 45-106 -Prospectus Exemptions and other applicable securities laws.

3.	If you are a “U.S. Purchaser”, as defined in Exhibit B, you must complete Exhibit B “United States Purchaser Questionnaire” attached hereto.

4.	You may pay by wire transfer to the Issuer or to the legal counsel for the Issuer pursuant to the wiring instructions provided by the Issuer or the Issuer’s counsel in respect of this subscription.

Caary Capital Ltd.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Caary Capital Ltd. (the “Issuer”) that number of Class A common shares of the Issuer (the “Shares”) set out below at a price of $1.10 per Share (the “Offering”). The Subscriber must invest a minimum of $440; however, the Issuer reserves the right to waive this minimum in its sole discretion. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Shares”.

Subscriber Information ● _________________________________________	Shares to be Purchased Number of Shares: ●
(Name of Subscriber)

Account Reference (if applicable): _________________
____________________________________________	Aggregate Subscription Price: $● _____________________ (the “Subscription Amount”, plus wire fees if applicable)
(Signature of Subscriber – if the Subscriber is an Individual)
____________________________________________

(Signature of Authorized Signatory – if the Subscriber is not an Individual)

_____________________________________________

(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

_____________________________________________

(SIN, SSN, or other Tax Identification Number of the Subscriber)

_____________________________________________

(Subscriber’s Address, including city and Postal/Zip Code)

____________________________________________

(Telephone Number)                         (Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

_____________________________________________

(Name of Disclosed Principal)

______________________________________________

(Address of Disclosed Principal)

_______________________________________________

(Account Reference, if applicable)

_______________________________________________

(SIN, SSN, or other Tax Identification Number of Disclosed Principal)

Register the Shares as set forth below:

____________________________________________

(Name to Appear on Share Certificate)

____________________________________________

(Account Reference, if applicable)

_____________________________________________

_____________________________________________

(Address, including Postal/Zip Code)

ACCEPTANCE

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Private Placement Subscription Agreement (including the Terms and Conditions and Exhibits attached hereto) as of the ______ day of_____________, 202___.

CAARY CAPITAL LTD.

Per:   ________________________________
[●],   Chief Executive Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR CLASS A COMMON SHARES OF
CAARY CAPITAL LTD.

1.	SUBSCRIPTION

1.1	On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on page 2 hereof at a price per Share of $1.10 (such subscription and agreement to purchase being the “Subscription”) for aggregate proceeds of the Subscription Amount shown on page 2 of this subscription agreement (the “Agreement”), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. The Subscriber must invest a minimum of $440; however, the Issuer reserves the right to waive this minimum in its sole discretion.

1.2	The Issuer hereby agrees to sell the Shares to the Subscriber on the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement. Subject to the terms of this Agreement, the Agreement will be effective upon its acceptance by the Issuer.

2.	Payment

2.1	The Subscription Amount must accompany this Subscription and shall be paid by wire to the Issuer pursuant to the wiring instructions provided by the Issuer. The Subscriber authorizes the Issuer to treat the Subscription Amount as an interest free loan until the closing of the Offering (the “Closing”) and the Subscriber authorizes the Issuer to release the Subscription Amount to the Issuer prior to the Closing.

2.2	The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount, and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Subscription Amount (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement.

3.	Documents Required from ISSUER AND Subscriber

3.1	The Subscriber must complete, sign, and return to the Issuer the following documents:

(a)	an executed copy of this Agreement;

(b)	a General Investor Questionnaire (the “General Investor Questionnaire”) attached as Exhibit A and all applicable appendices to such General Investor Questionnaire, if applicable; or

(c)	if the Subscriber is a U.S. Purchaser (as that term is defined in Exhibit B), a United States Purchaser Questionnaire (the “U.S. Questionnaire”) attached hereto as Exhibit B.

3.2	The Subscriber shall complete, sign, and return to the Issuer as soon as possible, on request by the Issuer, any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3.3	Both parties to this Agreement acknowledge and agree that Blaney McMurty LLP and Nauth LPC have acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer, Blaney McMurty LLP and Nauth LPC have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer, Blaney McMurty and Nauth LPC that the Subscriber has sought independent legal advice or waives such advice.

4.	Acknowledgements and Agreements of Subscriber

4.1	The Subscriber acknowledges and agrees that:

(a)	the decision to execute this Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer;

(b)	the Subscriber understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement and the Questionnaires, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Issuer;

(c)	there are risks associated with the purchase of the Shares;

(d)	all of the information which the Subscriber has provided to the Issuer is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Subscriber will immediately provide the Issuer with such information;

(e)	the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaires, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaires, as applicable;

(f)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)	applicable resale restrictions;

(g)	the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares, and that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under federal, state, provincial, local, or foreign tax law of the Subscriber’s acquisition or disposition of the Shares;

(h)	the Issuer is not a reporting issuer as that term is defined in applicable securities legislation nor will it become a reporting issuer in any jurisdiction in Canada following completion of the Offering and, as a result:

(i)	the Issuer will not be subject to the continuous disclosure requirements under the securities legislation of Canada, including the requirements relating to the production and filing of audited financial statements and other financial information, and

(ii)	any applicable hold periods under Canadian securities legislation may never expire, and the Shares may be subject to Canadian restrictions on resale for an indefinite period of time;

(i)	the Issuer will make a notation on its records or give instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement the restrictions on transfer set forth and described in Section 4.1(h)(ii);

(j)	the Issuer is relying on exemptions (the “Exemptions”) from the prospectus requirements as set out in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) adopted by the Canadian Securities Administrators and other applicable securities laws which, among other restrictions, imposes a transfer restriction to the effect that, for so long as the Issuer is not a reporting issuer, all securities are subject to restrictions on transfer that are contained in the Issuer’s constating documents, and further imposes a requirement to legend certificates representing the Shares to reflect such transfer restriction;

(k)	these Exemptions are premised on the basis that a Canadian Subscriber does not require the protection of the applicable securities legislation by virtue of: (i) the relationship that the Subscriber has with the Issuer or one or more of the Issuer’s directors, executive officers, employees, founders and/or “control persons”, as defined in applicable securities legislation, as applicable; (ii) the Subscriber’s current involvement in the Issuer as a security holder of the Issuer, or (iii) the Subscriber’s status as an “accredited investor”, as defined in NI 45-106;

(l)	the Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Shares. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Shares;

(m)	if the Subscriber is resident in or subject to the laws of Canada, the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Shares through a person registered to sell securities under provincial securities legislation and other applicable securities laws, as a consequence of acquiring the Shares pursuant to such exemption, certain protections, rights and remedies provided by the applicable securities legislation including the various provincial securities acts, including statutory rights of rescission or damages, will not be available to the Subscriber;

(n)	no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of any of the Shares;

(o)	there is no government or other insurance covering any of the Shares;

(p)	there are restrictions under Canadian securities laws on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Shares;

(q)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer, and the Subscriber acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason whatsoever;

(r)	the Issuer is not an investment fund within the meaning of [the Securities Act (Ontario).] No commission or finder’s fee has been or shall be paid to any director, officer, founder or control person of the Issuer or of an affiliate of the Issuer in connection with the issuance of the Shares hereunder;

(s)	If the Subscriber is resident in or subject to the laws of Canada, the Issuer has made sufficient inquiry into and has obtained all relevant information and documentation required in order to assess and accept the Subscriber’s qualification as a qualified investor under NI 45-106 – Prospectus Exemptions;

(t)	The Subscriber acknowledges that the price of the Shares was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value; and

(u)	The Issuer has engaged StartEngine Primary LLC, as the broker-dealer (the “Broker-Dealer”) to offer the shares to prospective investors in the United States on a best efforts basis. The Issuer has agreed to pay the Broker-Dealer selling commissions of one percent (1.0%) of the gross offering proceeds in the United States plus a $15,000 up front non-refundable fee.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER

5.1	The Issuer represents and warrants to the Subscriber that the following are true as of the Closing (and acknowledges that the Subscriber is relying upon those representations and warranties in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein):

(a)	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all the necessary corporate power, authority and capacity required: (i) to carry on its business as presently conducted and as presently proposed to be conducted; and (ii) to enter into this Agreement, and to perform its obligations hereunder. The Issuer is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, affairs, operations, assets (including intellectual property and other intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), property or capital of the Issuer, whether or not arising in the ordinary course of business and whether or not attributable to any change in conditions relating to economic, financial, currency, exchange, market or otherwise (a “Material Adverse Effect”).

(b)	The execution, delivery and performance by the Issuer of this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms except as limited by (i) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors’ rights; and (ii) the effect of rules of law governing the availability of equitable remedies, and will not violate or conflict with the terms of any restriction, agreement or undertaking of the Issuer.

(c)	The execution, delivery and performance of this Agreement by the Issuer and the completion of the transactions contemplated in this Agreement do not and will not result in or constitute a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of: (i) any of the terms, conditions or provisions of the articles of the Issuer or any resolution of the shareholders or directors of the Issuer; (ii) any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party; (iii) any judgement, order, writ or decree of any court or governmental entity; or (iv) any applicable law. The execution, delivery and performance of the Agreement by the Issuer and the completion of the transactions contemplated in this Agreement will not result in the creation of any lien, charge or encumbrance upon any assets of the Issuer or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Issuer.

(d)	no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Issuer, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1	The Subscriber hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a)	unless the Subscriber is a U.S. Purchaser (as defined in Exhibit B) and has concurrently herewith completed, executed and delivered Exhibit B, the Subscriber is not in the United States, the Subscriber (and any person acting on its behalf) did not receive an offer to purchase the Shares in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Agreement was executed and delivered;

(b)	no “bad actor” Disqualification Event is applicable to the Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable;

(c)	if the Subscriber is resident outside of Canada and the United States:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Shares;

(ii)	the Subscriber is purchasing the Shares pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Subscriber is permitted to purchase the Shares under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii)	the applicable laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares;

(iv)	the purchase of the Shares by the Subscriber does not trigger:

A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(d)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(e)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(g)	the Subscriber has received and carefully read this Agreement;

(h)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment;

(i)	the Subscriber has made an independent examination and investigation of an investment in the Shares and the Issuer and agrees that the Issuer will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Shares and the Issuer;

(j)	the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares or any of them;

(k)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares,

(ii)	that any person will refund the purchase price of any of the Shares, or

(iii)	as to the future price or value of any of the Shares; and

(l)	the Subscriber acknowledges and agrees that the Issuer shall not consider the Subscriber’s Subscription for acceptance unless the undersigned provides to the Issuer, along with an executed copy of this Agreement:

(i)	fully completed and executed Questionnaires in the form attached hereto as Exhibit A and Exhibit B, as applicable;

(ii)	by completing the General Investor Questionnaire and all applicable appendices, the Subscriber is representing and warranting that the Subscriber satisfies one of the categories of prospectus exemptions under the Private Issuer Exemption set out in Section 2.4 of NI 45-106; and

(iii)	such other supporting documentation that the Issuer or its legal counsel may request to establish the Subscriber’s qualification as a qualified investor.

7.	REPRESENTATIONS AND WARRANTIES WILL BE RELIED UPON

7.1	The Issuer and the Subscriber each acknowledge that the acknowledgements, representations and warranties made by it contained herein are made with the intention that they may be relied upon by the parties and their legal counsel in determining (i) the Subscriber’s willingness to purchase the Shares and (ii) the Subscriber’s eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the acknowledgements, representations, and warranties contained herein are true and correct as of the date hereof and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8.	RESALE RESTRICTIONS

8.1	The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in Canadian securities legislation applicable to the Issuer, the Subscriber, and any proposed transferee.

9.	LEGENDING AND REGISTRATION OF SUBJECT SHARES

9.1	The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form in addition to any legends required pursuant to any shareholder agreements:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF: (I) THE DATE OF ISSUE, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

9.2	The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer, if applicable, in order to implement the restrictions on transfer set forth and described in this Agreement.

10.	COLLECTION OF PERSONAL INFORMATION

10.1	The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Issuer to (a) stock exchanges or securities regulatory authorities, (b) the Issuer’s registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)	the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this subscription, including any Canadian provincial securities commissions and/or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Issuer owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares, the prospectus exemption relied on by the Issuer and the date of distribution of the Shares,

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws, and

(d)	the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Ontario Securities Commission
20 Queen Street West, Toronto, ON M5H 3S8

Phone - 1-877-785-1555 (Toll-free)

11.	COSTS

11.1	The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12.	GOVERNING LAW

12.1	This Agreement is exclusively governed by the laws of the Province of Ontario and the federal laws of Canada applicable thereto. The Subscriber, in its personal capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

13.	SURVIVAL

13.1	This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14.	ASSIGNMENT

14.1	This Agreement is not transferable or assignable.

15.	FUNDS

15.1	Unless otherwise indicated, all funds are set out in U.S. dollars.

16.	SEVERABILITY

16.1	The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

17.	ENTIRE AGREEMENT

17.1	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

18.	NOTICES

18.1	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by electronic mail or facsimile. Notices to the Subscriber and the Issuer shall be directed to the addresses set out in this Agreement.

19.	COUNTERPARTS AND ELECTRONIC MEANS

19.1	This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic mail or facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

[End of Subscription Agreement]

EXHIBIT A

GENERAL INVESTOR QUESTIONNAIRE

TO:	Caary Capital Ltd. (the “Issuer”)

RE:	Purchase of Class A Common Shares (the “Shares”) of the Issuer

Capitalized terms used in this Questionnaire and not specifically defined have the meaning ascribed to them in the Private Placement Subscription Agreement between the Subscriber and the Issuer to which this Exhibit A is attached.

In connection with the purchase by the Subscriber (being the undersigned, or if the undersigned is purchasing the Shares as agent on behalf of a disclosed beneficial Subscriber, such beneficial Subscriber, referred to herein as the “Subscriber”) of the Shares, the Subscriber hereby represents, warrants, and certifies to the Issuer that the Subscriber:

(i)	is purchasing the Shares as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”));

(ii)	(A) is resident in or is subject to the laws of one of the following (check one):

☐ Alberta	☐ New Brunswick	☐ Prince Edward Island
☐ British Columbia	☐ Nova Scotia	☐ Quebec
☐ Manitoba	☐ Ontario	☐ Saskatchewan
☐ Newfoundland and Labrador	☐ Northwest Territories	☐ Yukon
☐ Nunavut	☐ United States: _________________________ (List State of Residence)

or

(B) ☐ is resident in a country other than Canada or the United States; and

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Shares.

(iv)	is not aware of any commission or finder’s fee being paid to any director, officer, founder or control person of the Issuer or of an affiliate of the Issuer in connection with the issuance of the Shares.

In connection with the purchase of the Shares, the Subscriber hereby represents, warrants, covenants and certifies that he, she or it is:

(a)	_______ a director, officer, employee, founder or control person of the Issuer (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(b)	_______ a director, officer, or employee of an affiliate of the Issuer (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(c)	_______ a spouse, parent, grandparent, brother, sister, child or grandchild of a director, executive officer, founder or control person of the Issuer (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(d)	_______ a parent, grandparent, brother, sister, child or grandchild of the spouse of a director, executive officer, founder or control person of the Issuer (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

Ex A-1

(e)	_______ a close personal friend of a director, executive officer, founder or control person of the Issuer (by reason of the fact that you know such individual well enough and have known such individual for a sufficient period of time to be in a position to assess the capabilities and the trustworthiness of such individual and to obtain information from such individual with respect to this investment) (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(f)	______ a close business associate of a director, executive officer, founder or control person of the Issuer (by reason of the fact that you have had sufficient prior business dealings with such individual to be in a position to assess the capabilities and trustworthiness of such individual and to obtain information from such individual with respect to this investment) (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(g)	_______ a spouse, parent, grandparent, brother, sister, child or grandchild of the selling security holder or of the selling security holder’s spouse (YOU MUST ALSO COMPLETE APPENDIX C TO THIS FORM IF YOU ARE AN ONTARIO RESIDENT);

(h)	_______ a security holder of the issuer;

(i)	________ an “accredited investor” within the meaning of NI 45-106 Prospectus Exemptions of the Canadian Securities Administrators, by virtue of satisfying the indicated criterion as set out in Appendix A to this General Investor Questionnaire (YOU MUST ALSO COMPLETE APPENDIX A TO THIS FORM. INDIVIDUALS MUST ALSO COMPLETE APPENDIX B TO THIS FORM.);

(j)	_______ a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (i);

(k)	_______ a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (i); or

(l)	_______ a resident in one of the Provinces or Territories of Canada and the acquisition cost to the Subscriber of purchasing the Shares is not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements and it is a corporation that pre-existed the Offering and has a bona fide purpose other than the investment in the Shares.

The above representations and warranties will be true and correct both as of the execution of this Questionnaire and as of the closing time of the purchase and sale of the Shares and acknowledges that they will survive the completion of the issue of the Shares.

The Subscriber acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Subscriber as an Subscriber of the securities and that this Questionnaire is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Shares.

By completing this Questionnaire, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable legislation.

DATED as of______________________, 202____.

[if the subscriber is an individual:]

[SUBSCRIBER FIRST AND LAST NAME]

[if the subscriber is a corporate entity:]

[SUBSCRIBER NAME]

By:
Name:
Title:

Ex A-2

APPENDIX “A”
TO GENERAL INVESTOR QUESTIONNAIRE

Accredited Investors only: Please check the appropriate box and initial.

Investors Outside of Ontario:

☐	(a)	a Canadian financial institution or a bank listed in Schedule III to the Bank Act (Canada),
☐	(b)	the Business Development Bank of Canada, incorporated under the Business Development Bank of Canada Act (Canada),
☐	(c)	a subsidiary of any person referred to in clause (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(f)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
☐	(g)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐	(h)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’Île de Montréal or an intermunicipal management board in Quebec,
☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(j)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a province or territory of Canada,
☐	(k)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000 (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(l)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
☐	(m)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(n)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(o)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and that has not been created or used solely to purchase or hold securities as an accredited investor,

Ex A-3

☐	(p)

an investment fund that distributes or has distributed its securities only to:

(i)       a person that is or was an accredited investor at the time of the distribution,

(ii)       a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 of National Instrument 45-106 (“NI 45-106”) [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or

(iii)       a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 of NI 45-106 [Investment fund reinvestment],

☐	(q)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
☐	(r)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
☐	(s)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
☐	(t)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
☐	(u)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraph (a)-(d) or (j) in form and function,
☐	(v)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
☐	(w)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
☐	(x)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or
☐	(y)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Ex A-4

Investors in Ontario:

☐	(a)

(i) A bank listed in Schedule I, II or III to the Bank Act (Canada).

(ii) An association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act.

(iii) A loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be.

☐	(b)	the Business Development Bank of Canada,
☐	(c)

a subsidiary of any person or company referred to in clause (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐	(d)	a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer,
☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(f)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),
☐	(g)	the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,
☐	(h)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’Île de Montréal or an intermunicipal management board in Quebec,
☐	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

Ex A-5

☐	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
☐	(k)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000 (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(l)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
☐	(m)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(n)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (YOU MUST ALSO COMPLETE APPENDIX B TO THIS FORM),
☐	(o)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, and that has not been created or used solely to purchase or hold securities as an accredited investor,
☐	(p)

an investment fund that distributes or has distributed its securities only to:

(i)       a person that is or was an accredited investor at the time of the distribution,

(ii)       a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 of National Instrument 45-106 (“NI 45-106”) [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or

(iii)       a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 of NI 45-106 [Investment fund reinvestment],

☐	(q)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
☐	(r)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
☐	(s)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
☐	(t)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
☐	(u)	an entity organized in a foreign jurisdiction that is analogous to the entity referred to in paragraph (a)-(d) or (j) in form and function,
☐	(v)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
☐	(w)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
☐	(x)	a person or company, that is recognized or designated by the Ontario Securities Commission as an accredited investor, or
☐	(y)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Ex A-6

The undersigned agrees and covenants to provide the Issuer with such reasonable information as the Issuer may request from time to time to confirm that the undersigned qualifies for the category of accredited investor indicated above.

DATED as of __________________________, 202____.

[if the subscriber is an individual:]

[SUBSCRIBER FIRST AND LAST NAME (if Appendix A is applicable)]

[OR]

[if the subscriber is a corporate entity:]

[SUBSCRIBER NAME (if Appendix A is applicable)]

By:
Name:
Title:

Ex A-7

APPENDIX “B”
TO GENERAL INVESTOR QUESTIONNAIRE

FORM 45-106F9

RISK ACKNOWLEDGEMENT FORM FOR

INDIVIDUAL ACCREDITED INVESTORS

WARNING!

This investment is risky.
Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Class A Common Shares	Issuer: Caary Capital Ltd.
Purchased from: The Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of US$ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

Ex A-8

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Caary Capital Ltd.

186 Bartley Drive,

Toronto, ON M4A 1E1

Canada

Attention: Jason Sawyer
Email: jason@caary.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

2.	The purchaser must sign this form.

Ex A-9

APPENDIX “C”
TO GENERAL INVESTOR QUESTIONNAIRE

FORM 45-106F12

RISK ACKNOWLEDGEMENT FORM FOR FRIENDS, FAMILY

AND BUSINESS ASSOCIATES

This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of securities: Class A Common Shares		Issuer: Caary Capital Ltd.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:		Your initials
Risk of loss -- You could lose your entire investment of US$__________ [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk -- You may not be able to sell your investment quickly -- or at all.
Lack of information -- You may receive little or no information about your investment. The information you receive may be limited to the information provided to you by the family member, friend or close business associate specified in section 3 of this form.
3. Family, friend or business associate status
You must meet one of the following criteria to be able to make this investment. Initial the statement that applies to you:		Your initials
A) You are:
1) [check all applicable boxes]
[ ]	a director of the issuer or an affiliate of the issuer
[ ]	an executive officer of the issuer or an affiliate of the issuer
[ ]	a control person of the issuer or an affiliate of the issuer
[ ]	a founder of the issuer
[ ]	an employee or officer of the issuer
OR

Ex A-10

2) [check all applicable boxes]
[ ]	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
[ ]	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are (i) individuals listed in (1) above and/or (ii) family members, close personal friends or close business associates of individuals listed in (1) above
B) You are a family member of ____________________ [Instruction: Insert the name of the person who is your relative either directly or through his or her spouse], who holds the following position at the issuer or an affiliate of the issuer: ____________________.
You are the ____________________ of that person or that person’s spouse.
[Instruction: To qualify for this investment, the person listed above must be (a) your spouse or (b) your or your spouse’s parent, grandparent, brother, sister, child or grandchild.]
C) You are a close personal friend of ____________________ [Instruction: Insert the name of your close personal friend], who holds the following position at the issuer or an affiliate of the issuer: ____________________.
You have known that person for _____ years.
D) You are a close business associate of ____________________ [Instruction: Insert the name of your close business associate], who holds the following position at the issuer or an affiliate of the issuer: ____________________.
You have known that person for _____ years.
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form. You also confirm that you are eligible to make this investment because you are a family member, close personal friend or close business associate of the person identified in section 5 of this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY PERSON WHO CLAIMS THE CLOSE PERSONAL RELATIONSHIP, IF APPLICABLE
5. Contact person at the issuer or an affiliate of the issuer
[Instruction: To be completed by the director, executive officer, control person or founder with whom the purchaser has a close personal relationship indicated under sections 3B, C or D of this form.]
By signing this form, you confirm that you have, or your spouse has, the following relationship with the purchaser: [check the box that applies]
[ ]	family relationship as set out in section 3B of this form
[ ]	close personal friendship as set out in section 3C of this form
[ ]	close business associate relationship as set out in section 3D of this form
First and last name of contact person [please print]:
Position with the issuer or affiliate of the issuer (director, executive officer, control person or founder):
Telephone:	Email:
Signature:	Date:

Ex A-11

SECTION 6 TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

Caary Capital Ltd.

186 Bartley Drive

Toronto, ON M4A 1E1

Canada

Attention: Jason Sawyer
Email: jason@caary.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Signature of executive officer of the issuer (other than the purchaser):	Date:

Form instructions:

1. The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

2. The purchaser, an executive officer who is not the purchaser and, if applicable, the person who claims the close personal relationship to the purchaser must sign this form. Each of the purchaser, contact person at the issuer and the issuer must receive a copy of this form signed by the purchaser.

3. The detailed relationships required to purchase securities under this exemption are set out in section 2.5 of National Instrument 45-106 Prospectus Exemptions. For guidance on the meaning of “close personal friend” and “close business associate”, please refer to sections 2.7 and 2.8, respectively, of Companion Policy 45-106CP Prospectus Exemptions.

Ex A-12

EXHIBIT B

UNITED STATES PURCHASER QUESTIONNAIRE

TO:	Caary Capital Ltd. (the “Corporation”)

You are a U.S. Purchaser (as defined below) and (check one of the below):

☐	an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Act (a “U.S. Accredited Investor”) meeting one of the requirements in Part A below (please complete Part A); or

☐	not a U.S. Accredited Investor and the Aggregate Subscription Price is no more than 10% of the greater of your annual income or net worth. You represent that to the extent you have any questions with respect to your status as a U.S. Accredited Investor, or the application of the investment limits, you have sought professional advice.

A “U.S. Purchaser” means a subscriber for Shares that (a) was in United States, (b) any person that receives or received an offer of the Shares while in the United States, and (c) any person that is in the United States at the time the buy order was made or this Agreement was executed or delivered; provided, however, that “U.S. Purchaser shall not include any persons excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) of Regulation S or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S, solely in their capacities as holders of such accounts.

Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Subscription Agreement to which this Exhibit B is attached and forms a part.

Part A

In connection with the purchase of Shares of the Issuer by the undersigned subscriber, or, as the case may be, the disclosed principal on behalf of whom the Investor is contracting for, (the “Investor”), the Investor hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Company and its counsel are relying thereon) that it is a U.S. Accredited Investor that satisfies one or more of the categories of “accredited investor” as indicated below (the Investor must initial on the appropriate line(s) writing “INV”):

__	(501(a)(1)): a bank as defined in Section 3(a)(2) of the U.S. Securities Act of 1933, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of such Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the U.S. Investment Advisers Act of 1940; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act of 1933; an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company as defined in section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of Title I of the U.S. Employee Retirement Income Security Act of 1974, if the investment decisions are made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that area accredited investors;

__	(501(a)(2)): a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

__	(501(a)(3)): an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

__	(501(a)(4)): a director, executive officer[3], or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

__	(501(a)(5)): a natural person whose individual net worth[4], or joint net worth with that person’s spouse or spousal equivalent[5], at the time of his purchase exceeds US$1,000,000;

[3]	“Executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.
[4]	“Net worth” means the excess of total assets at fair market value, including person and real property, but excluding the fair market value of the primary residence of such natural person, over total liabilities (excluding indebtedness secured by such natural person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities (except to the extent the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence)).

[5]	“Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. Joint net worth can be the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.

__	(501(a)(6)): a natural person who had an individual income[6] in excess of US$200,000 in each of the two most recent years or joint income with the person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

__	(501(a)(7)): a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the U.S. Securities Act of 1933;

__	(501(a)(8)): an entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either Section of this certificate;

__	(501(a)(9)): an entity of a type not listed in paragraphs 501(a)(1),(2),(3), (7) or (8), not formed for the specific purpose of acquiring the securities, owning investments[7] in excess of US$5,000,000;

__	(501(a)(10)): a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

__	(501(a)(11)): a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the U.S. Investment Company Act of 1940, of the Issuer;

__	(501(a)(12)): family office, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5,000,000; (ii) is not formed for the specific purpose of acquiring securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment; or

__	(501(a)(13)): family client, as defined in Rule 202(a)(11)(G)-1 under the U.S. Investment Advisers Act of 1940, of a family office meeting the requirements of (501(a)(12)) above and whose prospective investment in the Issuer is directed by that family office pursuant to clause (501(a)(12)(iii)) above.

The foregoing representation and warranty is true and accurate as of the date of this certificate and will be true and accurate as of the closing of the Closing and the issuance of the Shares to the Investor. If any such representation or warranty shall not be true and accurate at the closing of the Closing, the undersigned shall give immediate written notice of such fact to the Issuer.

DATED as of __________________________, 202____.

[if the subscriber is an individual:]

[SUBSCRIBER FIRST AND LAST NAME (if Exhibit B is applicable)]

[OR]

[if the subscriber is a corporate entity:]

[SUBSCRIBER NAME (if Exhibit B is applicable)]

By:
Name:
Title:

[6]	“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.
[7]	“Investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.